Exhibit 99.1

Swift Transportation Stockholders Approve Proposed Merger With Knight Transportation

PHOENIX—(BUSINESS WIRE)—Swift Transportation Company (NYSE: SWFT) (“Swift”) today announced that its stockholders approved its merger with Knight Transportation, Inc. (NYSE: KNX) (“Knight”) at a special meeting of Swift stockholders held earlier today. Swift stockholders approved all proposals put forward at the special meeting.

As previously announced, on April 9, 2017, Swift and Knight entered into a merger agreement (the “Merger Agreement”), pursuant to which they agreed to a combination transaction after which their respective businesses will be operated separately under a single combined company. The combined company will be named Knight-Swift Transportation Holdings Inc. (“Knight-Swift”) and will trade under the ticker “KNX.” Under the terms of the Merger Agreement, each Swift share will convert into 0.72 shares of Knight-Swift by means of a reverse stock split and each share of Knight will be exchanged for one Knight-Swift share.

Swift expects the merger to close tomorrow, September 8, 2017.

Morgan Stanley & Co. LLC served as financial advisor to Swift. Kirkland & Ellis LLP served as legal advisor to Swift.

About Swift Transportation Company

Swift Transportation originated and is based in Phoenix, Arizona, and operates a tractor fleet of approximately 18,500 units driven by company and owner-operator drivers. The company operates more than 40 major terminals positioned near major freight centers and traffic lanes in the United States and Mexico. Swift offers customers the opportunity for “one-stop shopping” for their truckload transportation needs through a broad spectrum of services and equipment. Swift’s extensive suite of services includes general, dedicated and cross-border U.S./Mexico/Canada service, temperature-controlled, flatbed and specialized trailers, in addition to rail intermodal and non-asset based freight brokerage and logistics management services, making it an attractive choice for a broad array of customers.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Knight-Swift’s operations and other conditions to the completion of the merger, (ii) the ability of Knight and Swift to operate the business successfully and to achieve anticipated synergies, (iii) potential litigation relating to the proposed transaction that could be instituted against Knight, Swift or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm Knight’s or Swift’s business, including current plans and operations, (v) the ability of Knight and Swift to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the completion of the merger, (vii) uncertainty as to the long-term value of Knight-Swift’s common stock, (viii) continued availability of capital and financing and rating agency actions, (ix) legislative, regulatory and economic developments, and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus that is included in the registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) in connection with the merger. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Knight’s, Swift’s, and Knight-Swift’s financial condition, results of operations, credit rating or liquidity. Neither Knight nor Swift assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, and any such obligation is specifically disclaimed, except as otherwise required by securities and other applicable laws.

Contacts

Swift Transportation Company
Taylor Varley, 602-269-9700
Vice President of Finance
or
Ginnie Henkels, 602-269-9700
Executive Vice President and Chief Financial Officer